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                              [FRANKLIN COVEY LOGO]


                        OFFER TO PURCHASE FOR CASH UP TO
                      7,333,333 SHARES OF ITS COMMON STOCK
                               AT $6.00 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, EASTERN TIME, ON FRIDAY, DECEMBER 21, 2001, UNLESS THE OFFER IS EXTENDED.

                               November     , 2001
                                        ----
To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 26, 2001, and the related Letter of Transmittal in connection with the offer by Franklin Covey Co., a Utah corporation, to purchase shares of its common stock, par value $.05 per share. Franklin Covey is offering to purchase up to 7,333,333 shares at $6.00 per share in cash.

Franklin Covey's offer is being made upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the related Letter of Transmittal which, as amended from time to time, together constitute the offer.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. ACCORDINGLY, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

Franklin Covey will pay the purchase price for all shares validly tendered and not withdrawn, subject to proration in the event of oversubscription. If, before the offer expires, more than 7,333,333 shares or such greater number of shares as Franklin Covey may elect to purchase are validly tendered and not withdrawn, Franklin Covey will first accept for payment all shares submitted by holders of odd lots following which it will purchase shares on a pro rata basis from all shareholders who validly tender shares. Franklin Covey will return at its own expense all shares not purchased pursuant to the offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration.

Franklin Covey reserves the right, in its reasonable discretion, to purchase more than 7,333,333 shares pursuant to the offer.

The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to certain other conditions. See the Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is invited to the following:

1. You may tender shares at the price per share of $6.00, payable to you in cash, without interest.

2. The offer is for up to 7,333,333 shares, constituting approximately 28.2% of the total shares outstanding as of November 1, 2001, assuming conversion of the outstanding preferred stock. The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

3. The offer, proration period and withdrawal rights will expire at Midnight, Eastern time, on Friday, December 21, 2001, unless the offer is extended (as it may be extended, the "Expiration Date").

4. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

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5. As described in the Offer to Purchase, if more than 7,333,333 shares have been validly tendered and are not withdrawn prior to the Expiration Date, as defined in the Offer to Purchase, the shares will be subject to proration.

6. The Board of Directors of Franklin Covey has unanimously approved the making of the offer. However, you must make your own decision whether to tender your shares and, if so, how many shares to tender. Neither Franklin Covey nor its Board of Directors makes any recommendation to any shareholder as to whether to tender or refrain from tendering shares.

7. Tendering shareholders who hold shares registered in their own name and who tender their shares directly to the Depositary will not be obligated to pay brokerage commissions or solicitation fees. Any stock transfer taxes applicable to the purchase of shares by Franklin Covey pursuant to the offer will be paid by Franklin Covey, except as otherwise provided in the Instructions to the Letter of Transmittal.

If you wish to have us tender any or all of your shares, held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The offer is being made to all holders of shares. Franklin Covey is not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If Franklin Covey becomes aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, Franklin Covey will make a good faith effort to comply with the applicable law. If, after such good faith effort, Franklin Covey cannot comply with the law, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares residing in that jurisdiction. In any jurisdiction the securities or blue sky laws of which require the offer to be made by a licensed broker or dealer, the offer is being made on Franklin Covey's behalf by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of that jurisdiction.










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                                INSTRUCTION FORM

               INSTRUCTIONS FOR TENDER OF SHARES OF FRANKLIN COVEY

Please tender to Franklin Covey, on (our) (my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of Offer to Purchase and related Letter of Transmittal, the receipt of which is hereby acknowledged.

                                 SHARES TENDERED

[ ] If fewer than all shares are to be tendered, please check the box and indicate below the aggregate number of shares to be tendered by us.

                            shares
---------------------------

Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

[ ] Please check here if you are tendering all of your shares and you are the record or beneficial owner of fewer than 100 shares.

TENDER OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A PREFERRED STOCK

[ ] By checking this box, the undersigned hereby elects to convert the number of Please check here to elect to convert shares of Series A Preferred Stock of the Company indicated below and indicate below the number of such shares of Series A Preferred Stock to be converted at the conversion rate set forth in the designation of the Series A Preferred Stock. (Complete the remainder of this Notice of Guaranteed Delivery and the Letter of Transmittal with respect to the shares of common stock issuable upon the conversion of such shares of Series A Preferred Stock. Include with the Letter of Transmittal the certificates representing the shares of Series A Preferred Stock to be converted.)

Number of shares of Series A Preferred Stock to be converted:
                                                             ----------------

The method of delivery of this document is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

                                PLEASE SIGN HERE

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SIGNATURE(S) OF OWNER(S)

Dated:                          , 2001
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Name(s):
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                                     (PLEASE PRINT)

Capacity (full title):
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Address:
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                                      (INCLUDE ZIP CODE)

Area Code and Telephone No.:
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Tax Identification or Social Security Number(s)
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(If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.)